EXHIBIT 23.1

                      INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-68376, 33-99852, 333-4160, 333-32033, and 333-53495 each on Form S-3, and in
Registration Statement No.'s 33-68354, 333-27827, and 333-62653 each on Form S-8, of Industrial Holdings, Inc. of our report dated March 26, 1999 appearing in this Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Houston, Texas
March 30, 1999